Exhibit 10.12

281 East Java Drive Sunnyvale California 94089 Ph 408.542.4800 Fax 408.541.0882 www.ehealthinsurance.com

August 7, 2000

Gary Lauer
gary@ehealthinsurance.com
Direct Dial: 408.542.4850

Bruce A. Telkamp

eHealthInsurance Services, Inc.

281 E. Java Drive

Sunnyvale, CA 94089

Re:	Terms of Employment

Dear Bruce:

This letter serves to clarify the terms of your employment with eHealthInsurance Services, Inc. (the “Company”) and supplements your Offer Letter, dated April 6, 1999 (“Offer Letter”). Except as expressly provided this letter agreement, all terms of your Offer Letter shall remain in full force and effect.

First, if your employment is involuntarily or constructively terminated without cause, then: (1) twenty-five (25%) of your initial stock option grant shall immediately vest (and the Company’s right of repurchase shall lapse), and (2) you shall receive a severance payment equal to six (6) months of your base compensation then in effect, including all bonuses that you would have been eligible to receive during this period. You shall be deemed constructively terminated if you lose your position as a Vice President and/or General Counsel of the Company or the Company materially diminished your responsibilities as Vice President and General Counsel.

YOUR ULTIMATE RESOURCE FOR HEALTH INSURANCE

Bruce A. Telkamp August 7, 2000 Page 2

Additionally, the provision in your Offer Letter providing for accelerated vesting upon a change of control of the Company shall be revised as follows:

You will be included in a group of executives who will be given a change of control provision for vesting of stock options. This provision will allow your option grant(s) to fully vest immediately after a change of control, provided that within the first twelve months of this change of control, any of the following occur: (1) you are terminated for reasons other than misconduct, (2) your position or responsibilities with the Company are materially reduced, (3) your base salary is reduced by more than 5%, or (4) your place of employment is relocated by more than 50 miles.

The Company greatly appreciates your continued contribution.

Very truly yours,

eHealthInsurance Services, Inc.

/s/ Gary Lauer
Gary Lauer
Chief Executive Officer and President

Agreed and Accepted:

/s/ Bruce A. Telkamp
Name: Bruce A. Telkamp

August 7, 2000
Date: August 7, 2000

YOUR ULTIMATE RESOURCE FOR HEALTH INSURANCE